SCHEDULE II
                         INFORMATION WITH RESPECT TO
             TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
               SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-NATL CONVENIENCE STR

THE GABELLI PERFORMANCE PARTNERSHIP
                    11/22/95           40,000            26.7600

GABELLI FUNDS, INC.

          THE GABELLI CONVERTIBLE SECURITIES FUND
                    11/29/95            4,100            26.8750
                    11/22/95           30,000            26.7600
                    11/22/95           60,000            26.8750

          GABELLI CAPITAL ASSET FUND
                    11/22/95            7,400            26.7600

GAMCO INVESTORS, INC.
                    11/27/95            3,000            26.8750
                    11/22/95           20,200            26.7600
                    11/22/95           10,000            26.8750

GABELLI ASSOCIATES LTD
                    11/22/95           15,000            26.7600

GABELLI ASSOCIATES FUND
                    11/22/95          115,000            26.7600












(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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